Exhibit 15.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of pSivida Limited on Form 20-F of our report dated October 22, 2004, relating to the consolidated financial statements of pSivida Limited and subsidiaries as of June 30, 2004 and 2003 and for each of the three years in the period ended June 30, 2004, appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Auditors" and "Statement by Experts" in this Registration Statement.


                                        /s/  DELOITTE TOUCHE TOHMATSU
                                        ----------------------------------------
                                        DELOITTE TOUCHE TOHMATSU

Perth, Australia
January 19, 2005